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                                                                     Exhibit 5.2

                                 March 4, 1998



The PMI Group, Inc.
601 Montgomery Street
San Francisco, CA 94111


          Re:   Registration Statement on Form S-8/
                The PMI Group, Inc. Savings and Profit-Sharing Plan

Ladies and Gentlemen:

          At your request, we are rendering this opinion in connection with the proposed issuance pursuant to The PMI Group, Inc. Savings and Profit-Sharing Plan (the "Plan"), of up to 50,000 shares of common stock, $0.01 par value ("Common Stock"), of The PMI Group, Inc., a Delaware corporation (the "Company").

          We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

          Based on such examination, we are of the opinion that the 50,000 shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement on Form S-8 are validly authorized shares of Common Stock and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of
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1933, as amended, or the rules and regulations of the Securities and Exchange
Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                         Very truly yours,

                         /s/ Orrick, Herrington & Sutcliffe LLP

                         ORRICK, HERRINGTON & SUTCLIFFE LLP